UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2020

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

001-36388

(Commission File Number)

PA	23-2391852
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $2.00 par value	PFIS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On March 11, 2020, Peoples Financial Services Corp., the bank holding company of Peoples Security Bank and Trust Company, issued a press release to report revised unaudited net income for the year ended December 31, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The unaudited results of operations for the three and twelve-month periods ended December 31, 2019 and financial condition at December 31, 2019 previously reported in the company’s January 24, 2020 press release should no longer be relied upon.

Beginning on or about March 2, 2020, management identified issues with certain small business credits originated by one bank employee. As a result, the bank undertook a credit review and determined that certain actions were required with respect to eight credits totaling approximately $2.6 million in outstanding principal, including certain charge offs and an additional provision for loan losses. As a result, the Company will be revising its previously reported results of operations for the three- and twelve-months ended December 31, 2019 and financial condition at December 31, 2019.

The Company’s net income for the twelve months ended December 31, 2019, totaled $25.7 million or $3.48 per share (revised from $27.5 million or $3.72 per share). The downward revision in net income resulted primarily from a $6.1 million provision for loan losses (revised from $3.5 million), offset by related decreases in income tax expense and performance-based salaries and employee benefits expense. At December 31, 2019, loans, net totaled $1,938.2 million (revised from $1,940.5 million), and the allowance for loan losses was $22.7 million (revised from $22.3 million).

The Company will provide additional details and report its results of operations and financial condition in its annual report on Form 10-K, which is due to be filed with the Securities and Exchange Commission on March 16, 2020.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Press release dated March 11, 2020 announcing revision to 2019 earnings

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 11, 2020 announcing revision to 2019 earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

	By:	/s/ Craig W. Best
Craig W. Best
President and Chief Executive Officer
(Principal Executive Officer)
Date: March 11, 2020

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